Exhibit 4(b)








                          AMES DEPARTMENT STORES, INC.
                          1995 LONG TERM INCENTIVE PLAN











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                                TABLE OF CONTENTS

                                                                           Page

I.       Purpose..........................................................  1

II.      Definitions......................................................  1

III.     Administration...................................................  3

IV.      Decisions Final..................................................  4

V.       Duration of the Plan.............................................  5

VI.      Shares Available - Limitations...................................  5

VII.     Grant of Awards..................................................  5

VIII.    Restricted Stock.................................................  5
         A.     Restrictions..............................................  5
         B.     Terms and Conditions......................................  6
         C.     Delivery of Restricted Shares and Cash
                Payment...................................................  6

IX.      Federal Securities Law...........................................  7

X.       Adjustment of Shares.............................................  7

XI.      Miscellaneous Provisions.........................................  7
         A.     Investment Representation; Legends........................  7
         B.     Withholding Taxes.........................................  7
         C.     Costs and Expenses........................................  8
         D.     Other Incentive Plans.....................................  8
         E.     Effect on Employment......................................  8
         F.     Governing Law.............................................  8

XII.     Amendment or Termination of Plan.................................  8

XIII.    Adoption of the Plan.............................................  9





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                          AMES DEPARTMENT STORES, INC.
                          1995 LONG TERM INCENTIVE PLAN

I.         Purpose.

           This 1995 Long Term Incentive Plan (the "Plan") is intended to promote the long term success of Ames Department Stores, Inc. (the "Company") by affording certain executive officers of the Company with an opportunity to acquire a proprietary interest in the Company, in order to incentivize such persons and to align the financial interests of such persons with the shareholders of the Company. The awards of restricted stock pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any employee.

II.        Definitions.

           The following defined terms are used in the Plan:

                  "Agreement" shall mean the agreement or grant letter under which the Participant is granted an Award pursuant to this Plan.

                  "Award" shall mean an incentive award granted under the Plan, consisting of Restricted Stock and, if applicable, a Cash Payment.

                  "Board" shall mean the Board of Directors of the Company.

                  "Cash Payment" shall mean a cash payment in an amount up to 50% of the Fair Market Value of the Restricted Stock as of the Vesting Date.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the Compensation Committee of the Board.

                  "Common Stock" shall mean common stock, par value $.01 per share, issued by the Company.

                  "Company" shall mean Ames Department Stores, Inc., a Delaware corporation, and any successor thereof.




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                  "Disabled" or "Disability" shall mean long-term disability as determined under the provisions of any disability plan maintained for the benefit of an Eligible Employee of the Company.

                  "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) and its successor promulgated under the Exchange Act.

                  "Effective Date" shall mean the date on which the Plan is approved by the stockholders of the Company.

                  "Eligible Employee" shall mean any of the following executive employees of the Company: the Chief Executive Officer, each Executive Vice President and each Senior Vice President.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Executive Officers" shall mean any officer of the Company who, at the time of an Award, is subject to the reporting requirements of
Section 16(a) of the Exchange Act.

                  "Fair Market Value" as of any date shall mean the average closing price of a share of Common Stock as reported on the National Association of Securities Dealers Inc. Automated Quotation System/National Market System or upon the national securities exchange, if any, upon which the Common Stock is then listed for the twenty trading days up to and including such date or, if the Common Stock is not then publicly traded, at the fair market value as determined by the Committee.

                  "Participant" shall mean an Eligible Employee who is granted an Award.

                  "Plan" shall mean the Ames Department Stores, Inc. 1995 Long Term Incentive Plan.

                  "Restricted Stock" shall mean an Award made by the Committee entitling the Participant to acquire, at no cost, shares of Common Stock which are subject to restrictions in accordance with the provisions of Section VIII hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.




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                  "Vesting Date" shall mean with respect to any Award, the date that is the third anniversary of the date of grant of such Award; provided that the Participant is still employed by the Company on such date.

III.       Administration.

           A. The Plan shall be administered by the Committee. The Committee may adopt such rules, regulations and guidelines as it determines necessary for the administration of the Plan.

           B. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's gross negligence or willful misconduct.

           C. In furtherance of and not in limitation of the Committee's discretionary authority, subject to the provi- sions of the Plan, the Committee shall have the authority to:

                1. determine the Participants to whom Awards shall be granted, the number of shares of Restricted Stock to be awarded and the terms and conditions upon which Awards shall be granted (which need not be the same for all Awards);

                2. determine the amount of the Cash Payment, if any, to be made to each Participant as part of the Award;




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                3.      determine the time when Awards shall be granted, the
                        restrictions to be applicable to Awards, and the other terms and provisions of Awards;

                4.      modify grants of Awards pursuant to Paragraph D of this
                        Section III;

                5. adopt, modify and rescind rules and regula- tions and guidelines relating to the Plan;

                6. obtain the approval of the stockholders of the Company, as the Committee, in its sole discretion, may determine, in respect of Awards;

                7. make all determinations, perform all other acts, exercise all other powers and establish any other procedures determined by the Committee to be necessary, appropriate or advisable in administering the Plan and to maintain compliance with any applicable law.

           D. The Committee may at any time, in its sole discretion, accelerate the vesting of any Awards and waive or amend any and all restrictions and conditions of any Awards.

           E. Subject to and not inconsistent with the express provisions of the Plan and Rule 16b-3 of the Exchange Act, the Committee shall have the authority to require, as a condition to the granting of any Award to any Executive Officer of the Company that the Executive Officer receiving such Award agree not to sell or otherwise dispose of any Common Stock acquired pursuant to such Award for a period of six (6) months following the vesting of such Award.


IV.        Decisions Final.

           Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and assigns.




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V.         Duration of the Plan.

           The Plan shall remain in effect for a period of ten (10) years from the Effective Date, unless terminated by the Board pursuant to Section XII.

VI.        Shares Available - Limitations.

                  The maximum aggregate number of shares of Common Stock of the Company for which Awards of Restricted Stock may be granted for all purposes under the Plan (except for adjustments pursuant to Section X hereof) shall be 500,000 shares of Common Stock. Awards granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued shares of the Common Stock or (ii) issued shares of Common Stock reacquired by the Company, in each situation, as the Board or the Committee may determine from time to time at its sole discretion. Shares awarded pursuant to the Plan which are resold to the Company or forfeited as provided in Section VIII shall again become available for award under the Plan.

VII.       Grant of Awards.

           A. Each Award under this Plan shall consist of Restricted Stock in an amount determined by the Committee and, if applicable, the amount of the Cash Payment.

           B. Each grant of an Award under this Plan shall be evidenced by an Agreement dated as of the date of such grant. This Agreement shall set forth the terms and conditions of the Award, as may be determined by the Committee.

VIII.      Restricted Stock.

           The Committee may, in its sole discretion, grant Restricted Stock to Eligible Employees subject to the provisions below.

           A. Restrictions. A stock certificate representing the number of shares of Restricted Stock granted shall be held in custody by the Company for the Participant's account. The Participant shall have all rights and privileges of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote such shares, except that, subject to the provisions of Paragraph B below, the following restrictions shall apply:



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(i) the Participant shall not be entitled to delivery of the certificate until the Vesting Date; (ii) none of the shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of prior to the Vesting Date; (iii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank. In the case of a Participant whose employment with the Company is terminated prior to the Vesting Date of any Award other than by reason of (i) such Participant becoming Disabled or (ii) the death of such Participant, such Award to such Participant shall be entirely forfeited.

                  If a Participant becomes Disabled or dies prior to the Vesting Date of any Award, the Vesting Date shall be deemed to have occurred on the date of such Disability or death in respect of a portion of the Award determined by multiplying the number of shares of Restricted Stock subject to such Award by a fraction, the numerator of which is the number of full months that elapsed between the date of grant of such Award and the date of Disability or death, as the case may be, and the denominator of which shall be 36. If such Award included a Cash Payment, such Participant shall also receive such Cash Payment based upon the Fair Market Value of the number of shares of Restricted Stock actually received pursuant to such Award.

           B. Terms and Conditions. The Committee shall estab- lish the terms and conditions, which need not be the same for all grants of Restricted Stock pursuant to Section III of the Plan. The Committee may waive, in whole or in part, any or all restrictions applicable to a grant of Restricted Stock.

           C. Delivery of Restricted Shares and Cash Payment. On the Vesting Date as herein provided, a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except applicable securities law restrictions, to the Participant or the Participant's estate, as the case may be, together with, if applicable, the Cash Payment with respect thereto. Notwithstanding the foregoing, the Committee may authorize the delivery of certificates representing the Restricted Stock to a Participant prior to the Vesting Date, in which event any stock certificates in respect of shares of Restricted Stock thus delivered to a Participant during the Restricted Period applicable to such shares shall bear an appropriate legend



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referring to the terms and conditions, including the restrictions, applicable thereto.

IX.        Federal Securities Law.

           With respect to grants of Awards to Executive Officers, the Company intends that the provisions of this Plan and all transactions effected in accordance with the Plan shall comply with Rule 16b-3 under the Exchange Act. Accordingly, the Committee shall administer and interpret the Plan to the extent practicable, to maintain compliance with such rule.

X.         Adjustment of Shares.

           Notwithstanding any other provision contained herein, in the event there is a merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company, appropriate adjustments shall be made by the Committee as to the nature and maximum number of shares of Common Stock subject to the Plan, to prevent the dilution or enlargement of the benefits intended pursuant to the Plan. The determination of the Committee as to these matters shall be conclusive. Any fractional shares or interests resulting from such adjustment shall be rounded up to the next whole share of Common Stock.

XI.        Miscellaneous Provisions.

           A. Investment Representation; Legends. The Committee may require each Participant acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof.

No shares of Common Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

           B. Withholding Taxes. The Company, as a condition of the granting of an Award or the distribution of any Restricted Stock or Common Stock pursuant to an Award, may



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require the payment (through withholding from the Participant's salary, payment of cash by the Participant, reduction of the number of shares of Common Stock or other securities to be issued, or otherwise) of any federal, state, local or foreign taxes required by law to be withheld with respect to such distribution.

           C. Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Award nor to any Partici- pant receiving an Award.

           D. Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

           E. Effect on Employment. Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Participant except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on (i) the Company to continue the employment of any Participant and (ii) any Participant to remain in the employ of the Company.

           F. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.

XII.       Amendment or Termination of Plan.

           The Board shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall be made which shall increase the total number of shares of Common Stock which may be issued pursuant to Awards either in the aggregate or to any single Participant in any fiscal year of the Company (other than reflecting adjustments pursuant to Section X hereof). With respect to Awards made to Executive Officers, no amendment shall be made which either (i) materially increases the benefits accruing to such Executive Officers or (ii) materially modifies the requirements as to eligibility for participation of Executive Officers in the Plan unless such amendment is made with the approval of stockholders. No amendment, modification, suspension or termination of the



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Plan shall alter or impair any Awards previously granted under the Plan, without the consent of the holder thereof.

XIII.             Adoption of the Plan.

           The Plan shall become effective on the date on which the stockholders approve the Plan by a majority of the votes cast at the 1995 Annual Meeting of Stockholders of the Company.

           IN WITNESS WHEREOF, Ames Department Stores, Inc. act- ing by and through its officer hereunto duly authorized, has executed this instrument, as of the 22nd day of March, 1995.


                                       AMES DEPARTMENT STORES, INC.

                                       By:
                                          -----------------------------------
                                       Name:  Paul Buxbaum
                                       Title: Chairman